UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

HAMPSHIRE GROUP, LIMITED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 30, 2014

Dear Fellow Stockholder,

You are cordially invited to attend the 2014 Annual Meeting of Stockholders of Hampshire Group, Limited to be held at 9:00 a.m. Eastern Daylight Time on Thursday, June 12, 2014 at Blank Rome LLP, The Chrysler Building, 405 Lexington Avenue, New York, NY 10174. The attached Notice of Annual Meeting and Proxy Statement describes the business we will conduct at the Annual Meeting and provides information about us that you should consider when you vote your shares. Your Board of Directors and senior management look forward to greeting you at the meeting.

At the Annual Meeting, you will be asked to approve the following proposals:

•	To elect five directors, constituting the whole Board of Directors, until the next annual meeting;

•	To hold a non-binding advisory vote on the compensation of our named executive officers;

•	To ratify the appointment of Elliott Davis, LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014; and
•	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

These proposals are important, and we recommend that you vote in favor of them.

It is important that your shares are represented and voted at the Annual Meeting. If you are a street-name stockholder, to ensure that you are able to participate in the Annual Meeting, please review our proxy materials and follow the instructions for voting your shares on the voting instruction form that you will be receiving from Broadridge Financial Solutions, Inc.

Voting your shares is important, among other things, to ensure that we get the minimum quorum required for the Annual Meeting. Your affirmative participation in the voting process also helps us avoid the need and the added expense of having to contact you to solicit your vote and helps us avoid the need of having to reschedule our Annual Meeting. We hope that you will exercise your legal rights and fully participate as a stockholder in our future.

It is important that as many stockholders as possible be represented at the Annual Meeting, so please review the attached Proxy Statement promptly and vote your shares as soon as possible by following the instructions for voting in the attached Proxy Statement. Also, if you hold shares through a bank, brokerage firm or other nominee, please follow the instructions on the voting instruction forms that they furnish to you, and vote your shares.

A valid form of personal photo identification must be presented to be admitted into The Chrysler Building. For further details, please see the response to the question “Do I need a ticket to attend the Annual Meeting?” under “GENERAL INFORMATION ABOUT THE ANNUAL MEETING.”

The close of business on April 25, 2014 is the record date for our Annual Meeting. On or about April 30, 2014, we began mailing proxy materials to all of our stockholders of record as of the record date, and we have posted this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2013 on the Internet as described herein.

Sincerely,

/s/ Paul M. Buxbaum
Paul M. Buxbaum
Chairman of the Board, President and
Chief Executive Officer

April 30, 2014

NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS

TIME: 9:00 a.m. Eastern Daylight Time

DATE: June 12, 2014

PLACE: Blank Rome LLP, The Chrysler Building, 405 Lexington Avenue, New York, NY 10174

PURPOSES:

1. To elect five directors, constituting the whole Board of Directors, until the next annual meeting;

2. To hold a non-binding advisory vote on the compensation of our named executive officers;

3. To ratify the appointment of Elliott Davis, LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014; and

4. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponement thereof.

These items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting.

The Board of Directors has fixed the close of business on April 25, 2014 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting. We are mailing Proxy Materials commencing on or about April 30, 2014 to all stockholders of record as of the record date for the Annual Meeting.

Regardless of whether you plan to attend the Annual Meeting, we encourage you to vote your shares by proxy card in case your plans change. Please vote today to ensure that your votes are counted.

If you hold our shares in street name, please follow the instructions set forth below in “How Do I Vote?” and vote your shares.

If you are a stockholder of record and attend the Annual Meeting in person, you will be able to vote your shares personally at the meeting if you so desire, even if you previously voted.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Paul M. Buxbaum
Paul M. Buxbaum
Chairman of the Board, President and
Chief Executive Officer

TABLE OF CONTENTS

GENERAL INFORMATION ABOUT THE ANNUAL MEETING	1
STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTORS	6
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS	7
ELECTION OF DIRECTORS	9
CORPORATE GOVERNANCE MATTERS	12
DIRECTOR COMPENSATION	16
MANAGEMENT	18
EXECUTIVE COMPENSATION	19
NON-BINDING ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	23
REPORT OF AUDIT COMMITTEE	24
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	25
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS	26
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	29
OTHER MATTERS	31

HAMPSHIRE GROUP, LIMITED

114 W. 41st Street,

New York, New York 10036

(212) 540-5666

PROXY STATEMENT

2014 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 12, 2014

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Why Did I Receive this Proxy Statement?

You received this Proxy Statement and the enclosed proxy card because the Board of Directors (sometimes referred to as the “Board”) of Hampshire Group, Limited (the “Company,” “we” or “us”) is soliciting your proxy to vote at the 2014 Annual Meeting of Stockholders, and any adjournments of the meeting, to be held at 9:00 a.m. Eastern Daylight Time on Thursday, June 12, 2014 at Blank Rome LLP, The Chrysler Building, 405 Lexington Avenue, New York, NY 10174. This Proxy Statement along with the accompanying Notice of Annual Meeting of Stockholders summarizes the purposes of the meeting and the information you need to know to vote at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 12, 2014. The Proxy Statement and our 2013 Annual Report are available at www.envisionreports.com/HAMP (for registered stockholders) or www.edocumentview.com/HAMP (for beneficial stockholders).

Directions to the Annual Meeting are available at our web site, www.hamp.com, by clicking on the “Corporate Governance” tab and then selecting “Directions to the Annual Meeting” from the list of documents on the web page.

On April 30, 2014, we began sending this Proxy Statement, the attached Notice of Annual Meeting and the enclosed proxy card to all stockholders entitled to vote at the meeting. Although not part of this Proxy Statement, we are also sending along with this Proxy Statement our 2013 annual report, which includes our financial statements for the fiscal year ended December 31, 2013.

Do I Need a Ticket to Attend the Annual Meeting?

No, but attendees must present a valid form of personal photo identification to be admitted into The Chrysler Building.

Who Can Vote?

Only stockholders who owned our common stock at the close of business on April 25, 2014 are entitled to vote at the Annual Meeting. On this record date, there were 8,475,414 shares of our common stock outstanding and entitled to vote. Common stock is our only class of voting stock.

You do not need to attend the Annual Meeting to vote your shares. Shares represented by valid proxies, received in time for the meeting and not revoked prior to the meeting, will be voted at the meeting. For instructions on how to change or revoke your proxy, see “May I Change or Revoke My Proxy?” below.

How Many Votes Do I Have?

Each share of Hampshire Group, Limited common stock that you own entitles you to one vote.

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How Do I Vote?

Whether you plan to attend the Annual Meeting or not, we recommend that you vote by proxy. If you vote by proxy, the individuals named on the proxy card, or your “proxies,” will vote your shares in the manner you indicate. Trey A. Darwin, our Vice President, Chief Financial Officer, Treasurer and Secretary, and David Price, our Chief Operating Officer, have been designated as proxies for the Annual Meeting. You may specify whether your shares should be voted for all, some or none of the nominees for director or withheld from all or any one of the nominees for director and whether your shares should be voted for, against or abstain with respect to each of the other proposals. Voting by proxy will not affect your right to attend the Annual Meeting. If your shares are registered directly in your name through our stock transfer agent, Computershare, or you have stock certificates registered in your name, you may vote:

•	By mail. Complete and mail the enclosed proxy card in the enclosed postage prepaid envelope. Your proxy will be voted in accordance with your instructions. If you sign the proxy card but do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors.

•	By Internet or by telephone. Follow the instructions on the enclosed proxy card that explains how to vote your shares by Internet or by telephone.

•	In person at the meeting. If you attend the meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

If your shares are held in “street name” (held in the name of a bank, broker or other nominee), you must provide the bank, broker or other holder of record with instructions on how to vote your shares and can do so as follows:

•	By mail. You will receive instructions from your broker or other nominee explaining how to vote your shares.

•	By Internet or by telephone. Follow the instructions from your broker or other nominee explaining how to vote your shares by Internet or by telephone.

•	In person at the meeting. Contact the broker or other nominee who holds your shares to obtain a broker’s proxy card and bring it with you to the Annual Meeting. You will not be able to vote at the Annual Meeting unless you have a proxy card from your broker or other nominee who holds your shares.

How Does the Board of Directors Recommend That I Vote on the Proposals?

The board of directors recommends that you vote as follows:

•	“FOR” the election of the nominees for director;

•	“FOR” approving, on an advisory and on a non-binding basis, the compensation of our named executive officers; and

•	“FOR” ratification of the appointment of our independent registered public accounting firm for our fiscal year ending December 31, 2014.

If any other matter is presented at the Annual Meeting, your proxy provides that your shares will be voted by the proxy holder listed on the proxy card in accordance with his or her best judgment. At the time this Proxy Statement was printed, we knew of no matters that needed to be acted on at the Annual Meeting, other than those described in this Proxy Statement.

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May I Change or Revoke My Proxy?

If you give us your proxy, you may change or revoke it at any time before the meeting. You may change or revoke your proxy in any one of the following ways:

•	by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;
•	by notifying Hampshire Group, Limited’s Secretary in writing before the annual meeting that you have revoked your proxy; or
•	by attending the meeting in person and voting in person. Attending the meeting in person will not in and of itself revoke a previously submitted proxy unless you specifically request it.

Your most current proxy card vote is the one that is counted.

What if I Receive More Than One Proxy Card?

You may receive more than one proxy card or voting instruction form if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described under “How Do I Vote?” for each account to ensure that all of your shares are voted.

Will My Shares be Voted if I Do Not Vote?

If your shares are registered in your name, they will not be voted if you do not return your proxy card by mail or vote as described above under “How Do I Vote?” If your shares are held in street name and you do not provide voting instructions to the bank, broker or other holder of record that holds your shares as described above under “How Do I Vote?,” the bank, broker or other holder of record has the authority to vote your unvoted shares on Proposal 3 even if it does not receive instructions from you. We encourage you to provide voting instructions. This ensures your shares will be voted at the meeting in the manner you desire. If your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority, this is referred to as a “broker non-vote”.

What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1: Elect Directors	The nominees for director are elected by a plurality of the votes cast in the election. You may vote either FOR all of the nominees, WITHHOLD your vote for all of the nominees or vote FOR or WITHHOLD your vote for any one or more of the nominees. Under applicable Delaware law, votes that are withheld will have no effect on the outcome of this vote. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of directors. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this proposal. Certain stockholders of the Company, pursuant to a voting agreement, will be obligated to vote in favor of this proposal upon the request of the Company. For more information regarding this arrangement, please see the below section, entitled “CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS – Amended and Restated Voting Agreement.”

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Proposal 2: Non-binding Advisory Vote on the Compensation of our Named Executive Officers	The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote is required to approve the compensation of our named executive officers. Abstentions will have the effect of an “against” vote. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name to approve the compensation of our named executive officers, and such broker non-votes will have no effect on the results of this proposal. While this vote is required by law, it will not be binding or overrule any decisions by the Board, nor will it create or imply any additional fiduciary duty on the part of the Board. The Compensation Committee will, however, take into account the outcome of the vote when considering future compensation arrangements for our named executive officers.

Proposal 3: Ratify Appointment of Our Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote is required to ratify the appointment of our independent registered public accounting firm. Abstentions will have the effect of an “against” vote. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this proposal. We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm. However, if our stockholders do not ratify the appointment of Elliott Davis, LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2014, the Audit Committee of our Board of Directors may reconsider its selection.

What is the Effect of Not Casting Your Vote?

If you hold your shares in street name, it is critical that you cast your vote if you want your vote to be counted for the election of directors in Proposal 1 of this Proxy Statement. In the past, if you held your shares in street name and you did not indicate how you wanted your shares voted in the election of directors, your bank, broker or other holder of record was allowed to vote those shares on your behalf in the election of directors as it felt appropriate.

Your bank, broker or other record holder of your shares does not have the ability to vote your uninstructed shares in the election of directors on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank, broker or other holder of record how to vote in the election of directors, no votes will be cast on this proposal on your behalf. Your bank, broker or other holder of record will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of the Company’s independent registered public accounting firm. They will not have discretion to vote uninstructed shares with respect to the other proposals specified (Proposals 1 and 2 of this Proxy Statement). If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.

Is Voting Confidential?

We will keep all the proxies, ballots and voting tabulations private. We only let our Inspectors of Election examine these documents. Management will not know how you voted on a specific proposal unless it is necessary to meet legal requirements.

What are the Costs of Soliciting these Proxies?

We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will not pay these directors and employees any additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.

What Constitutes a Quorum for the Meeting?

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock is necessary to constitute a quorum at the meeting. Votes of stockholders of record who are present at the meeting

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in person or by proxy, abstentions and broker non-votes are counted for purposes of determining whether a quorum exists.

Attending the Annual Meeting

The Annual Meeting will be held at 9:00 a.m. Eastern Daylight Time on June 12, 2014 at Blank Rome LLP, The Chrysler Building, 405 Lexington Avenue, New York, NY 10174. Attendees must present a valid form of personal photo identification to be admitted into The Chrysler Building. When you arrive, after being cleared through security, you will be directed to the appropriate meeting room.

Householding of Annual Disclosure Documents

In December 2000, the Securities and Exchange Commission (“SEC”) adopted a rule concerning the delivery of annual disclosure documents. The rule allows us or your broker to send a single set of our annual report and Proxy Statement to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family. This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our annual reports, Proxy Statements and information statements. Once you receive notice from your broker or from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Each stockholder will continue to receive a separate proxy card and/or voting instruction card.

If your household received a single set of disclosure documents this year, but you would prefer to receive your own copy, please contact our transfer agent, Computershare, by calling their toll-free number, 1-877-295-8650.

If you do not wish to participate in “householding” and would like to receive your own set of Hampshire Group, Limited’s annual disclosure documents in future years, follow the instructions described below. Conversely, if you share an address with another Hampshire Group, Limited stockholder and together both of you would like to receive only a single set of our annual disclosure documents, follow these instructions:

•	If your Hampshire Group, Limited shares are registered in your own name, please contact our transfer agent, Computershare, and inform them of your request by calling them at 1-877-295-8650 or writing them at Computershare, P.O. Box 30170, College Station, Texas, 77842-3170 or for overnight delivery, Computershare, 211 Quality Circle, Suite 210, College Station, Texas 77845.

•	If a broker or other nominee holds your Hampshire Group, Limited shares, please contact the broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

Electronic Delivery of Company Stockholder Communications

Most stockholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail. You can choose this option and save the Company the cost of producing and mailing these documents by following the instructions provided on your proxy card or voter instruction form.

5

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTORS

Stockholder Proposals for the 2015 Annual Meeting

Under Rule 14a-8 of the Securities Exchange Act of 1934, as amended, certain stockholder proposals may be eligible for inclusion in our 2015 Proxy Statement and form of proxy. We expect that our 2015 annual meeting will occur on or about June 12, 2015. The date by which we must receive stockholder proposals to be considered for inclusion in the Proxy Statement and form of proxy for the 2015 Annual Meeting of Stockholders is December 31, 2014 or if the date of our 2015 Annual Meeting is changed by more than 30 days from June 12, 2015, a reasonable time before we begin to print and mail the proxy materials for the 2015 Annual Meeting.

Our By-Laws set forth certain procedures that stockholders must follow in order to properly nominate a person for election to the Board of Directors or to present any other business at an annual meeting of stockholders, other than proposals included in our Proxy Statement pursuant to Rule 14a-8. In addition to any other applicable requirements, to properly nominate a person for election to the Board of Directors or for a stockholder to properly bring other business before the 2015 Annual Meeting, a stockholder of record must give timely notice thereof in proper written form to our Corporate Secretary. To be timely, a stockholder’s notice to the Corporate Secretary pursuant to our By-Laws must be received at our principal office no earlier than February 12, 2015 but no later than March 14, 2015; provided that, if the 2015 Annual Meeting is called for a date that is not within 30 days before or after June 12, 2015, then the notice by the stockholder must be so received a reasonable time before we make available our Proxy Statement for the 2015 Annual Meeting. The notice also must contain specific information regarding the nomination or the other business proposed to be brought before the meeting, as set forth in our By-Laws. The provisions relating to advance notice of business to be transacted at our annual meetings are contained in our By-Laws.

Stockholder Nominees to the Board

Apart from any proposals made pursuant to Rule 14a-8 as discussed above, our Nominating Committee will consider director nominees recommended by stockholders in accordance with the Nominating Committee’s Charter. Recommendations should be submitted to our Corporate Secretary in writing at our offices in 114 West 41st Street, New York, New York 10036, along with additional required information about the nominee and the stockholder making the recommendation.

The Nominating Committee and the Board have also approved qualifications for nomination to the Board. In determining whether to recommend particular individuals to the Board, the Nominating Committee will consider, among other factors, a director’s ethical character and a director’s experience and diversity of background, as well as whether a director is independent under applicable listing standards and financially literate. The process by which the Nominating Committee identifies and evaluates nominees for director is the same regardless of whether the nominee is recommended by a stockholder or the Board.

When the Board or the Nominating Committee has identified the need to add a new Board member with specific qualifications or to fill a vacancy on the Board, the chairman of the Nominating Committee will initiate a search, seeking input from other directors and senior management and hiring a search firm, if necessary. The initial list of candidates that satisfy the specific criteria, if any, and otherwise qualify for membership on the Board will be identified by the Nominating Committee. At least one member of the Nominating Committee (generally the Chairman) and the Chief Executive Officer will interview each qualified candidate. Other directors will also interview the candidate if possible. Based on a satisfactory outcome of those reviews, the Nominating Committee will make its recommendation for approval of the candidate to the Board.

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SECURITY OWNERSHIP OF MANAGEMENT AND

CERTAIN BENEFICIAL OWNERS

The following table sets forth information concerning ownership of our common stock by:

•	our directors;
•	our named executive officers;
•	all of our current directors and executive officers as a group; and
•	those persons known by our management to own beneficially more than 5% of our outstanding common stock;

According to rules adopted by the SEC, a person is the “beneficial owner” of securities if he or she has or shares the power to vote them or to direct their investment or has the right to acquire such securities within 60 days through the exercise of an option, warrant or right, the conversion of a security or otherwise. Except as otherwise noted, the indicated owners have sole voting and investment power with respect to shares beneficially owned.

Such information is provided as of April 25, 2014. The percentage of ownership is based on 8,475,414 shares of common stock issued and outstanding as of April 25, 2014. Unless otherwise indicated, the address of each beneficial owner is c/o Hampshire Group, Limited, 114 W. 41st Street, New York, New York 10036.

Directors and Executive Officers	Shares(1)	Percent
Paul M. Buxbaum(2)(3)	2,797,284	33.0
David L. Gren(3)	45,000	*
Bobby Melnick(4)	788,679	9.3
Robert C. Siegel	42,181	*
Robert S. Stec	45,000	*
Frank Tworecke	63,841	*
Benjamin C. Yogel(3)	14,924	*
All directors and executive officers as a group (9 persons) (1)(3)	3,821,909	44.4

Other Stockholders
BGY II, LLC(3)	2,740,534	32.3
Invesco Ltd. - 1555 Peachtree Street N.E., Atlanta, GA 30309 (5)	1,087,224	12.8
Fidelity Low Price Stock Fund – 82 Devonshire Street, Boston, MA 02109 (6)	920,000	10.9
Terrier Partners L.P. – 400 E. 89th Street, New York, NY 10128 (7)	788,679	9.3
Wynnefield Partners - 450 Seventh Avenue, Suite 509, New York, NY 10123 (8)	705,934	8.3

_______________________

* - Represents beneficial ownership of less than 1% of our outstanding common stock.

(1)	In the case of the Company’s directors and executive officers, includes the following shares subject to stock options that are exercisable within 60 days of April 25, 2014:

Name	Number of Shares Subject to Option
Paul M. Buxbaum	6,750
David L. Gren	45,000
Bobby Melnick/Terrier Partners L.P.	3,250
Robert C. Siegel	5,750
Robert S. Stec	45,000
Frank Tworecke	3,250
Benjamin C. Yogel	6,750
All directors and executive officers as a group (9 persons)	140,750

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(2)	Includes 50,000 shares held in a revocable trust established by Mr. Buxbaum and an aggregate of 2,740,534 shares held by BGY II, LLC. See Note (3).

(3)	BGY II, LLC holds an aggregate of 2,740,534 shares of common stock that were received in exchange for interests in Rio Garment S. de R.L., under the terms of the Agreement and Plan of Merger, dated as of June 13, 2011, as amended. These shares are subject to distribution by BGY II, LLC to each of Mr. Buxbaum, Mr. Gren and YIH III, LLC (each of whom are members of BGY II, LLC) pursuant to the terms of a distribution agreement among the parties. Mr. Yogel controls YIH III, LLC. According to a Schedule 13D/A, filed with the SEC on December 20, 2013 by BGY II, LLC, Mr. Buxbaum possesses shared voting and dispositive power through BGY II, LLC with respect to these shares and neither Mr. Gren nor YIH III, LLC has the power to affect the manner in which these shares may be voted or disposed. See “CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS.”

(4)	Includes an indirect beneficial interest in 785,429 shares that are directly beneficially owned by Terrier Partners L.P.

(5)	Based upon a Schedule 13D filed with the SEC on December 24, 2009 by Invesco Ltd. and Invesco Trimark Ltd. According to the Schedule 13D, sole voting and dispositive power for the shares is held by Invesco Trimark Ltd.

(6)	Based upon a Schedule 13G/A filed with the SEC on September 10, 2013. According to the Schedule 13G/A, Edward C. Johnson III and FMR LLC, through their control of Fidelity Management & Research Company, each have sole power to dispose of the shares owned by FMR LLC Funds, which includes Fidelity Low Price Stock Fund, but do not have or share voting power with respect to the shares, which resides with the Funds’ Board of Trustees.

(7)	Based in part upon a Schedule 13D/A filed with the SEC on April 24, 2012 by Terrier Partners L.P.

(8)	Based upon a Schedule 13D/A filed with the SEC on November 29, 2012 by Wynnefield Partners Small Cap Value, L.P. I., Wynnefield Partners Small Cap Value L.P., Wynnefield Small Cap Value Offshore Fund, Ltd., Wynnefield Capital, Inc. Profit Sharing Plan, Wynnefield Capital Management, LLC, Wynnefield Capital, Inc., Nelson Obus and Joshua Landes. According to the Schedule 13D/A, such persons in the aggregate possess sole voting and dispositive power with respect to 705,934 shares of common stock as of November 29, 2012.

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ELECTION OF DIRECTORS

(Proposal 1)

At the Annual Meeting, the stockholders will elect the whole Board of Directors to serve until the 2015 Annual Meeting and until their successors are elected and qualified.

The Board of Directors, based upon the recommendation of the Nominating Committee, has designated as nominees for election the five persons named below, each of whom currently serve as directors.

In nominating each of those individuals, the Nominating Committee and the Board considered, among other factors, a candidate’s ethical character and a candidate’s experience and diversity of background, as well as whether the candidate is independent and financially literate. In considering the re-nominations, the Nominating Committee and the Board also took into consideration the following additional factors relating to each director:

•	Such director’s experience with and contribution to the Board;
•	The absence of any material change in such director’s employment or responsibilities with any other organization;
•	Such director’s attendance at meetings of the Board and the Board committees on which such director serves and such director’s participation in the activities of the Board and such committees;
•	The absence of any relationships with the Company or another organization, or any other circumstances that have arisen, that might make it inappropriate for the director to continue serving on the Board; and
•	The director’s age and length of service on the Board. We have not adopted a retirement policy for directors.

The background and experience of each of the nominees for director that the Nominating Committee and the Board considered in evaluating each nominee is set forth opposite their respective names in “Information Concerning Nominees” below. See also “Corporate Governance Matters” below, which discloses additional information about the nominees. The Nominating Committee and the Board considered each nominee’s overall business experience, contributions to Board activities during the preceding year, where appropriate, and independence in their evaluation of each nominee in conjunction with the factors discussed above, but did not otherwise give greater weight to any of the factors cited above compared with any of the others. The Board believes that each of the nominees for director is well qualified to serve, or continue to serve, as appropriate, as a director of the Company.

Shares of common stock properly voted at the Annual Meeting by any of the means discussed above will be voted FOR the election of the nominees named below unless you withhold your vote for any or all of the nominees in your voting instructions or your proxy. If any nominee becomes unavailable for any reason or if a vacancy should occur before the election (which events are not anticipated), the holders of such proxies may vote shares represented by a duly executed proxy in favor of such other person as they may determine.

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The Board of Directors unanimously recommends that you vote FOR the nominees listed below.

Information Concerning Nominees

Set forth below are the names of the persons nominated as directors, their ages, their offices in the Company, if any, their principal occupations or employment for the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold or have held directorships during the past five years.

Name	Age	Position(s) Held
Paul M. Buxbaum	59	Chairman of the Board, President and Chief Executive Officer; Director
Bobby Melnick	52	Director
Robert C. Siegel	77	Director
Frank Tworecke	67	Director
Benjamin C. Yogel	36	Lead Director

PAUL M. BUXBAUM has served as Chief Executive Officer of the Company since January 15, 2013, as President since March 12, 2013 and as Chairman of the Board since June 12, 2013. Mr. Buxbaum has also served as a Director since August 25, 2011. Mr. Buxbaum is the Chairman and CEO of Buxbaum Holdings, Inc., d/b/a Buxbaum Group and has been a partner in the Buxbaum Group and its related and successor companies for over 30 years. Mr. Buxbaum serves as Chairman, President and Chief Executive Officer of the Company pursuant to the terms of the Management Agreement between the Company and the Buxbaum Group. See “CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS - Agreements with the Buxbaum Group.” Mr. Buxbaum has served on the Board and\or as an officer of various public and private companies covering many facets of the retail industry. Such appointments included CEO of Global Health Sciences, chairman of the board of Ames Department Stores, board member of Herbalife International, Richman-Gordman "Half-Price" Stores, Lamont's Apparel, and Jay Jacobs. Mr. Buxbaum was the majority equity owner of Rio Garment and served as Chief Executive Officer and a board member of Haggar Clothing Company from March 2009 until April 2012.

We believe Mr. Buxbaum’s qualifications to serve as Chairman of our Board include his extensive experience in the retail and apparel industry as well as his understanding of our Company’s operations derived from his experience as our President and Chief Executive Officer. Mr. Buxbaum’s knowledge of the industry coupled with the insight into corporate governance gained from many directorships and executive leadership roles is a valuable resource to the Company and its stockholders.

BOBBY MELNICK joined the Board on April 19, 2013. Mr. Melnick runs as general partner Terrier Partners LP, an investment partnership he founded in 1999. Terrier invests in micro-cap companies. Prior to starting Terrier, Mr. Melnick was general partner of Wynnefield Capital Inc., from 1996-1999, and prior, vice president and equity analyst at Lazard Freres & Co. from 1988-1996. From 1999-2002, Mr. Melnick sat on the board of Royal Olympic Cruise Lines Inc.

We believe Mr. Melnick’s qualifications to sit on our Board include his past experience as an equity investor in various micro-cap companies. His experience in investing in portfolio companies that are similar in size to our own assists the Board in making strategic decisions for growth.

ROBERT C. SIEGEL joined the Board on June 2, 2010. Mr. Siegel retired from his position as Chief Executive Officer of Devanlay U.S. Inc., the licensee for Lacoste S.A. branded apparel in the U.S., on December 31, 2009. Mr. Siegel served in this position from 2002 until his retirement in December 2009. Mr. Siegel was Managing Director for Kurt Salmon Associates from January 2000 until he joined Lacoste S.A. From December 1993 to December 1998, Mr. Siegel served as Chairman of the Board, President and Chief Executive Officer of The Stride Rite Company. Previously, Mr. Siegel was with Levi Strauss & Co. from 1964 to 1993 and, among other positions, was President of the Dockers and Menswear divisions. Mr. Siegel was a director of The Bon Ton Stores from June 1998 until October 2006 and Skechers U.S.A. Inc., from January 1999 until June 2000. Mr. Siegel was also a director of McNaughton Apparel Group, Inc. from March 1999 until September 2003, Oshkosh B’gosh, Inc. from June 1998 until March 2005 and Kellwood Company from February 2007 until May 2008. Mr. Siegel currently serves on the Board of Governors for the College of Charleston School of Business.

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We believe Mr. Siegel’s qualifications to sit on our Board include his knowledge of the Company from his service as a director of the Company and experience gained as Chief Executive Officer of Devanlay U.S. Inc. and The Stride Rite Company, President of the Dockers and Menswear divisions of Levi Strauss & Co. and as a director of The Bon Ton Stores, Skechers U.S.A. Inc. and McNaughton Apparel Group, Inc. Mr. Siegel’s brings over 40 years of industry experience and an understanding of corporate governance and related topics to the Board.

FRANK TWORECKE joined the Board on April 19, 2013. Mr. Tworecke served as the Divisional President of the Sportswear Group of Warnaco Group, Inc. from 2004 until 2012. Prior to that, Mr. Tworecke served at Bon-Ton Stores, a department store operator, from 1999 to 2004. While at Bon-Ton Stores, he served as President and Chief Operating Officer from 2000 to 2004 and as Vice Chairman from 1999 to 2000. Previously, he was President and Chief Operating Officer of menswear retailer Jos. A. Bank. Mr. Tworecke has also held various senior management positions with other specialty and department store retailers including MGR, Inc., Rich’s Lazarus Goldsmith (now known as Macy’s), and John Wanamaker. In addition, Mr. Tworecke is a member of the Board of Directors of Cherokee Inc., a public apparel company, and a member of the Board of Advisors of Grafton-Fraser Inc., a private, Toronto-based men’s apparel retailer. Mr. Tworecke is a former member of the Business Advisory Council of the Department of Applied Economics and Management at Cornell University.

We believe Mr. Tworecke’s qualifications to sit on our Board include the executive experience he has gained through his service as Divisional President of Warnaco Group, Inc. and in his prior roles as President and Chief Operating Officer of both Bon-Ton Stores and Jos. A Bank. Mr. Tworecke is a seasoned executive who brings over 35 years of extensive experience in the retail and apparel markets and his experience provides valuable insight to the Board.

BENJAMIN C. YOGEL joined the Board on August 25, 2011 and was appointed as Lead Director on June 12, 2013. Mr. Yogel is a Managing Partner and founder of MRC Capital Group. Prior to that, Mr. Yogel spent three years as an investment professional with Liberty Partners, a middle market buyout group. Mr. Yogel has played an integral role as part of deal teams executing leveraged buyout transactions, portfolio company sales, and strategic acquisitions for portfolio companies, leveraged recapitalizations and going-private transactions. Mr. Yogel is currently a director of Buxbaum Jewelry Advisors, LLC and is the Chairman of the Board of Directors of Frontera Investment, Inc. Mr. Yogel graduated from the University of Pennsylvania with a BA in Economics and has an MBA from Columbia Business School.

We believe Mr. Yogel’s qualifications to sit on our Board include his knowledge and experience as an equity investor and managing portfolio companies in a wide array of industries. Mr. Yogel’s perspective, in addition to his knowledge of finance and strategic acquisitions, provides insight to the Board for both short and long-term strategic decision making.

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CORPORATE GOVERNANCE MATTERS

Responsibility and Oversight

Consistent with Delaware law, our business is managed by our officers under the direction and oversight of the Board of Directors. The Board of Directors is responsible for overseeing the risk management processes of the Company. In exercising its oversight responsibilities, as permitted by law, the Board receives and relies on reports and other information provided by management, reviews and approves matters that it is required or permitted by law or our certificate of incorporation or by-laws, each as amended, to approve and inquires into such other matters as it deems appropriate, including our business plans, prospects and performance, succession planning, risk management and other matters for which it has oversight responsibility.

As discussed below, the Board also maintains several standing committees with oversight responsibility for various Board functions.

Director Independence

Our Board of Directors has reviewed the materiality of any relationship that each of our directors has with Hampshire Group, Limited, either directly or indirectly. Based upon this review, our Board has determined that as of April 25, 2014, the following members of the Board are “independent directors” as defined under The NASDAQ Stock Market LLC listing standards and the rules and regulations of the SEC: Mr. Melnick, Mr. Siegel, Mr. Tworecke and Mr. Yogel.

Meeting Attendance

During the fiscal year ended December 31, 2013, the Board of Directors held 14 meetings, and the various committees of the Board met a total of seven times. No director attended fewer than 75% of the total number of meetings of the Board and of committees of the Board on which he or she served during fiscal year 2013.

Policy on Annual Meetings

We encourage, but do not require, all incumbent directors and director nominees to attend each annual meeting of our stockholders. All of the members of our Board attended the 2013 Annual Meeting of Stockholders.

Board Leadership Structure

 The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board as the Board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board. Mr. Buxbaum has served in the combined role of Chief Executive Officer and Chairman of the Board since his appointment as Chairman in June 2013. At the same time, the Board appointed Mr. Yogel to act as Lead Director.

We have a relatively small board of directors, a majority of which is independent under the listing standards of The NASDAQ Stock Market LLC. Each independent director has direct access to our Chairman and Chief Executive Officer and our Lead Director, as well as other members of the senior management team. We believe that having such direct access, along with the presence of a Lead Director, makes the separation of the principal executive officer and board chairman positions unnecessary. In our view, the independent Board members are capable of performing their duties without the expense and administrative layer associated with the separation of the principal executive officer and board chairman positions.

The Board believes that Mr. Buxbaum is best situated to serve as Chairman of the Board because of his familiarity with the Company’s business and industry, and his ability to effectively identify strategic priorities and lead the discussion and execution of our corporate strategy. Independent directors and management have different views and roles in the development of a strategic plan. The Board believes that the combined role of Chairman of the Board and Chief Executive Officer promotes efficiency, strategy development and execution, and facilitates information flow between management and the Board, which are essential to effective governance. In addition, the Board believes that the combined role of the Chairman of the Board and the Chief Executive Officer, together with an independent Lead Director having the duties described below, is in the best interest of stockholders because it provides the appropriate balance between strategy development and independent oversight of management.

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Lead Director

As a matter of good corporate governance, the Board has adopted a practice of appointing a Lead Director. The Lead Director is charged with (i) presiding at all meetings of the Board at which the Chairman of the Board is not present, including executive sessions of the independent directors; (ii) serving as a liaison between the Chairman of the Board and the independent directors; (iii) assisting the Chairman of the Board in setting the Board’s schedules, agendas, and information flow; (iv) participating (in conjunction with the Compensation Committee) in the periodic evaluation and performance review of the Chief Executive Officer and other principal officers; (v) upon request and when appropriate, being available for consultation and communication with stockholders; (vi) communicating Board member feedback to the Chief Executive Officer; (vii) recommending to the Board the retention of advisors and consultants who report directly to the Board; (viii) overseeing the periodic evaluation of the Board and each committee thereof and their respective members; and (ix) performing such other duties as may be delegated by the Board from time to time. Based on his experience, qualifications and skills, the Board appointed Mr. Yogel to serve as Lead Director in June 2013.

We believe that our leadership structure is appropriate given our management structure and operational characteristics.

Committees of the Board of Directors

 The Board of Directors maintains an Audit Committee, a Compensation Committee and a Nominating Committee. The Board has determined that each of the members of these committees is an independent director with respect to the committees on which they serve. Each of these committees operates under a written charter that has been approved by the Board and is posted on our website, which can be viewed by going to www.hamp.com and clicking on the “Corporate Governance” tab and then selecting the appropriate charter from the list of documents on the web page.

Audit Committee.

Our Audit Committee met four times during fiscal year 2013. This committee currently has three members: Mr. Yogel, Chairman, Mr. Melnick and Mr. Tworecke. Our Audit Committee has the authority to retain and terminate the services of our independent registered public accounting firm, review annual financial statements, consider matters relating to accounting policy and internal controls and review the scope of annual audits. The Audit Committee is also responsible for discussing the Company’s major financial risk exposures with management and monitoring the steps management has taken to monitor and control such risks, including the Company’s risk assessment and risk management policies. All members of the Audit Committee satisfy the current independence standards promulgated by the SEC and by The NASDAQ Stock Market LLC, as such standards apply specifically to members of audit committees. The Board has determined that Mr. Yogel is an “audit committee financial expert,” as the SEC has defined that term in Item 407 of Regulation S-K. Please also see the report of the Audit Committee set forth elsewhere in this Proxy Statement.

A copy of the Audit Committee’s written charter is publicly available on our website at www.hamp.com.

Compensation Committee

Our Compensation Committee met three times during fiscal year 2013. Our Compensation Committee currently has three members: Mr. Yogel, Chairman, Mr. Melnick and Mr. Siegel. Our Compensation Committee oversees our compensation and equity programs generally, and is responsible for all decisions relating to the compensation of all our executive officers, including the named executive officers discussed herein. The Compensation Committee reviews, approves and makes recommendations regarding our compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of the Board of Directors are carried out and that such policies, practices and procedures contribute to our success. As part of its duties, our Compensation Committee administers our 2009 Stock Incentive Plan (the “Stock Plan”). The Compensation Committee is responsible for the determination of the compensation of our Chief Executive Officer, and conducts its decision making process with respect to that issue without the Chief Executive Officer present. All members of the Compensation Committee qualify as independent under the definition promulgated by The NASDAQ Stock Market LLC.

In developing our compensation programs, and generally in determining the compensation of our executive officers, the Compensation Committee has focused on two core beliefs:

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•	our success depends in large part on our ability to attract and retain executives with superior talent and the skills necessary to grow our business; and
•	executive compensation should be designed to motivate the creation of value and reward executives for such value creation.

To this end, our compensation programs have been designed to compensate our executive officers fairly and competitively, primarily through a mix of: (i) base salary, which is reviewed on an annual basis, except to the extent otherwise provided for in an applicable employment agreement; (ii) annual bonuses, which are based on the achievement of the Company’s performance objectives; and (iii) equity compensation through restricted stock or option grants. In order to maintain flexibility in a changing business environment, in addition to annual bonuses, the Compensation Committee sometimes grants additional cash bonuses that relate to exceptional efforts or accomplishments other than pre-determined Company financial metrics. The executive officers also may participate in our employee benefit plans on the same basis as our other employees.

In determining the levels and mix of compensation, the Compensation Committee does not generally rely on formulaic guidelines but rather maintains a flexible compensation program that allows it to adapt components and levels of compensation to motivate and reward individual executives within the context of our desire to attain certain strategic and financial goals.

The primary objectives of our compensation programs are to:

•	attract and retain executives with the skills and attributes that we need to promote the growth and success of our business;
•	motivate our executives to achieve our annual and long-term strategic objectives of increasing stockholder value by increasing consolidated operating income and after-tax corporate profits;
•	create an identity of interests between our executives and our stockholders by making executive bonuses dependent on the achievement of a pre-determined level of consolidated operating income; and
•	encourage our executives to promote and conduct themselves in accordance with our values and Code of Ethics and Business Conduct.

This necessarily requires that the Compensation Committee make reasoned subjective determinations about compensation levels. Subjective factors considered in compensation determinations include an executive’s skills and capabilities, contributions as a member of the executive management team, contributions to our overall performance, and whether the total compensation potential and structure is sufficient to ensure the retention of an executive when considering the compensation potential that may be available elsewhere. In addition, with respect to our executive officers other than our Chief Executive Officer, the Compensation Committee seeks the input and recommendation of the Chief Executive Officer. The Compensation Committee has engaged a compensation consultant on a limited basis from time to time.

A copy of the Compensation Committee’s written charter is publicly available on our website at www.hamp.com.

Nominating Committee

During fiscal year 2013, in lieu of Nominating Committee meetings, nominating matters were addressed by the Board of Directors.

Our Nominating Committee currently has two members, Mr. Siegel and Mr. Yogel. We expect to add one additional member to the committee at an upcoming meeting of our Board of Directors. This committee’s role is to make recommendations to the full Board as to the size and composition of the Board and its committees, to evaluate and make recommendations as to potential candidates, and to evaluate current Board members’ performance. All members of the Nominating Committee qualify as independent under the definition promulgated by The NASDAQ Stock Market LLC. The Nominating Committee may consider candidates recommended by stockholders as well as from other sources such as other directors or officers, third party search firms or other appropriate sources. For all potential candidates, the Nominating Committee may consider all factors it deems relevant, such as a candidate’s personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of the industry in which we operate, possible conflicts of interest, diversity, the extent to which the candidate would fill

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a present need on the Board, and concern for the long-term interests of the stockholders. In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources. If a stockholder wishes to nominate a candidate to be considered for election as a director or propose a candidate for consideration as a nominee by the Nominating Committee at the 2015 Annual Meeting of Stockholders, it must follow the procedures described in “STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTORS.”

A copy of the Nominating Committee’s written charter is publicly available on the Company’s website at www.hamp.com.

Code of Ethics and Business Conduct

We have adopted a Code of Ethics and Business Conduct that applies to all of our employees, including our Chief Executive Officer, Chief Financial Officer and directors. The text of the Code of Ethics and Business Conduct is posted on our website at www.hamp.com, is filed as an exhibit to our Annual Report on Form 10-K, and will be made available to stockholders without charge, upon request in writing to the Corporate Secretary at 114 W. 41st Street, New York, New York 10036. Disclosure regarding any amendments to, or waivers from, provisions of the Code of Ethics and Business Conduct that apply to our directors and principal executive and financial officers will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver.

Stockholder Communications to the Board

Generally, stockholders who have questions or concerns should contact our Investor Relations department at (212) 540-5666. However, any stockholder who wishes to address questions regarding our business directly to the Board of Directors, or any individual director, should direct his or her questions in writing to the Chairman of the Board at 114 W. 41st Street, New York, New York 10036. Communications will be distributed to the Board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications. Items that are unrelated to the duties and responsibilities of the Board may be excluded, such as:

• junk mail and mass mailings,

• resumes and other forms of job inquiries,

• surveys, and

• solicitations or advertisements.

In addition, any material that is unduly hostile, threatening or illegal in nature may be excluded, provided that any communication that is filtered out will be made available to any director upon request.

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DIRECTOR COMPENSATION

The following table sets forth a summary of our non-employee directors’ compensation in 2013:

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)	All Other Compensation ($)	Total ($)
Herbert Elish(3)	0	-	-	0
Richard A. Mandell(4)	20,000	-	-	20,000
Bobby Melnick(5)	28,022	29,478	-	57,500
Robert C. Siegel	40,000	-	-	40,000
Frank Tworecke	28,022	29,478	-	57,500
Peter H. Woodward(6)	55,000	-	-	55,000
Benjamin C. Yogel	40,000	-	-	40,000

(1)	Includes director fees which certain directors elected to have paid in shares of common stock pursuant to the Non-Employee Directors Stock Fee Election Program, as follows: Mr. Melnick - 2,417 shares ($10,000); Mr. Siegel – 1,208 shares ($5,000); Mr. Tworecke – 2,417 shares ($10,000); and Mr. Yogel - 2,417 shares ($10,000). See “Non-Employee Directors Stock Fee Election Program.”

(2)	These amounts represent the grant-date fair value of option awards granted to the named directors in the year ended December 31, 2013 computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Compensation – Stock Compensation.” A discussion of the assumptions used in determining grant date fair value may be found in Note 13 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013. As of December 31, 2013, the number of stock option awards held by our incumbent, non-employee directors was: Mr. Melnick – 13,000; Mr. Siegel – 11,500; Mr. Tworecke – 13,000; Mr. Woodward – 5,750 shares; and Mr. Yogel – 13,500. No stock awards are held by any incumbent directors.

(3)	Mr. Elish resigned as a director on January 17, 2013.

(4)	Mr. Mandell resigned as a director on April 22, 2013.

(5)	Mr. Melnick receives no direct compensation for service as a director. All of Mr. Melnick's director compensation is paid to Terrier Partners LP, the investment partnership Mr. Melnick operates as managing member of B-Doggy LLC, the fund's general partner. Mr. Melnick disclaims beneficial interest in any director compensation.

(6)	Mr. Woodward resigned as a director on January 1, 2014. During 2013, Mr. Woodward served as Chairman of the Board (until June 12, 2013) and Chairman of the Audit Committee and received additional fees in such capacities.

Narrative to Director Compensation Table

Our non-employee directors receive annual director fees of $40,000, payable in quarterly installments. The Chairman of the Board, if a non-employee director, receives an additional $20,000 in cash compensation annually. In 2013, the Chairman of the Audit Committee received an additional $5,000 in cash compensation, which practice was discontinued for 2014. Such fees were paid quarterly and were earned pro rata based on the period that the respective positions were held. No fees are paid to employee directors.

The Compensation Committee typically awards an initial grant of stock options to new directors in amounts determined by the Compensation Committee. On June 12, 2013, the Compensation Committee awarded a grant of

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13,000 stock options under the Company’s Stock Plan at an exercise price of $3.15 per share to each of Mr. Melnick and Mr. Tworecke, which options will vest in equal installments on the next four anniversaries of the grant date.

We reimburse our directors for out-of-pocket expenses associated with attendance at the meetings of the Board and its Committees. Non-employee directors do not receive any additional compensation for their services as directors.

Non-Employee Directors Stock Fee Election Program

In September 2013, the Board of Directors approved the Non-Employee Directors Stock Fee Election Program, referred to as the “Program,” as an award under the Stock Plan. The Program gives each non-employee director the right under the Stock Plan to elect to have some or all of such director’s quarterly director fees paid in common stock rather than cash. The minimum amount that can be the subject of such election by a director is 25% of such director’s quarterly director fees. The shares to be issued are valued based on the weighted average of the sale prices of the common stock, as reported on the OTC Market for the last ten trading days of the calendar quarter preceding the calendar quarter when the quarterly director fees are paid. The number of shares that to be issued for any such quarterly director fee with respect to which an election is in effect is equal to the amount of the election divided by the applicable weighted average sale price. Any fractional share is rounded up or down to the nearest whole share. That portion of the quarterly director fees for which no election is in effect is paid in cash. The shares so issued are deemed fully vested as of the quarterly payment date.

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MANAGEMENT

Executive Officers

The following sets forth certain information regarding our executive officers who are not also directors:

Name	Age	Position(s) Held

Trey A. Darwin	40	Vice President and Chief Financial Officer
David L. Gren	44	President and General Manager of Rio Garment S.A., President of Hampshire International LLC
David Price	49	Chief Operating Officer
Robert S. Stec	59	President, Hampshire Brands

TREY A. DARWIN joined the Company as Vice President and Chief Financial Officer on May 13, 2013. Mr. Darwin has over 15 years of experience of business and financial leadership. Prior to joining the Company, Mr. Darwin was a Financial Consultant with Tatum LLC, a CFO consulting firm based in Dallas, TX and Interim Chief Financial Officer and Chief Operating Officer of Meisel Photographic Corp, based in Carrollton, TX, since September, 2012. Mr. Darwin was Vice President of Finance at Haggar Clothing Co., a leading maker and marketer of men's and women’s apparel, from July 2011 to September 2012. Prior to that, Mr. Darwin was Divisional Chief Financial Officer/Controller for Sourcecorp, a business process outsourcing solutions provider, from August 2008 to June 2011. Prior to that, Mr. Darwin was an Accounting Manager with Michaels Stores (Artistree Division) since April 2007. He has also held executive positions within Michaels Stores and Trinity Industries. He earned his M.B.A. from the Cox School of Business at Southern Methodist University and B.B.A from Baylor University.

DAVID L. GREN joined the Company as President of Hampshire International, LLC (“Hampshire International”) and President and General Manager of Rio Garment S.A., f/k/a Rio Garment S. de R.L. (“Rio Garment”) the manufacturing operation of Hampshire Group, Limited upon the acquisition of that entity by the Company on August 25, 2011. Mr. Gren brings 20 plus years of experience in textile and apparel development, design, sourcing, manufacturing and sales. Prior to Hampshire, in 2001, Mr. Gren founded and was President of Indosheen, Inc., a textile and garment production company based in Los Angeles, CA. In 2005, Mr. Gren transitioned the growing Indosheen business into Maya Apparel Group, Inc., a company he co-founded with Paul Buxbaum. Mr. Gren remained President of Maya Apparel Group. In 2006, Mr. Gren co-founded Rio Garment with Paul Buxbaum and they transitioned their Maya Apparel Group order base and clients into a wholly owned manufacturing facility based in San Pedro Sula, Honduras. Mr. Gren at that time began to serve as General Manager of Rio Garment. Mr. Gren was responsible for the overall operations and performance of Rio Garment, including new sales and the maintaining and growth of the relationships.

DAVID PRICE was promoted to Chief Operating Officer of the Company, effective as of March 28, 2014. Prior to that, Mr. Price held the role of Senior Vice President of Operations since joining the Company in January of 2013. Mr. Price has 27 years of industry experience in manufacturing, merchandising, distribution, sourcing/procurement and operations. Prior to joining the Company, Mr. Price was Senior Vice President of Sourcing/Operations with Haggar Clothing Company from January 2009 to June 2012 and Senior Director of Sourcing/Merchandising with Aramark Uniform Services from May 2005 until January 2009. He also has held senior management positions with Cintas and Wrangler (VF Corp).

ROBERT S. STEC joined the Company as President of the Hampshire Brands division in August 2012 with approximately 30 years of retail expertise which includes nearly a decade at VF Company where his portfolio of brands included Wrangler®, Jansport®, and Marithe + Francois Girbaud® brand and he assisted in launching additional niche brands. Prior to that, Mr. Stec was Chief Executive Officer of Lexington Home Brands, Inc. where he spearheaded the Company’s transformation from manufacturing to a consumer marketing-oriented company, shifting company product lines from unbranded to branded while securing licenses for top consumer brands.

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EXECUTIVE COMPENSATION

The following Summary Compensation Table sets forth information regarding compensation of our principal executive officers and certain of our other executive officers during 2013 and 2012, including our former chief executive officer. We refer to these individuals throughout this Proxy Statement as the “named executive officers.”

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Paul M. Buxbaum,	2013	—	—	—	2,580,800	10,000	2,590,800
Chairman of the Board,
President and Chief
Executive Officer(2)

Heath L. Golden(3)	2013	34,615	—	—	—	696,432	731,047
Former President and	2012	450,000	235,000	—	111,800	5,270	802,070
Chief Executive Officer

David L. Gren	2013	477,383	6,231	—	—	9,616	493,230
President and General	2012	428,029	54,000	—	125,775	8,257	616,061
Manager of Rio Garment and President of Hampshire International

Robert S. Stec(4)	2013	350,000	—	—	—	7,331	357,331
President, Hampshire	2012	127,885	—	—	217,800	6,139	351,824
Brands

(1)	These amounts represent the grant-date fair value of stock and option awards granted to each named executive officer in the year ended December 31, 2013 or 2012 computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Compensation – Stock Compensation.” A discussion of the assumptions used in determining grant date fair value may be found in Note 13 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013. This calculation is based upon rules of the SEC and is required to be included in this table even though this amount may not have been received or realized by the named executive officers during the year granted. For example, Mr. Buxbaum’s option award in 2013 was not exercisable during 2013 and the exercise prices of the options were above the closing price of our common stock on December 31, 2013.

(2)	Mr. Buxbaum became Chief Executive Officer of the Company on January 15, 2013 and President on March 12, 2013. As discussed in more detail below, Mr. Buxbaum was compensated for his services to the Company during 2013 primarily pursuant to agreements between the Company and the Buxbaum Group. The provisions of the agreements with the Buxbaum Group, as described under “CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS - Agreements with the Buxbaum Group” below, establish the payments and benefits to which the Buxbaum Group is entitled as consideration for providing the services set forth therein; however, the allocation of any revenues of the Buxbaum Group among its principals and employees is not set forth in such agreements or determined by means of any process in which the Company participates. In connection with his provision of services to the Company pursuant to such agreements, the actual amount of compensation received by Mr. Buxbaum is determined in the sole discretion of the Buxbaum Group and without the Company’s knowledge. Prior to his appointment as Chief Executive Officer, Mr. Buxbaum received director fees of $10,000 in his capacity as a non-employee director for the first quarter of 2013, which amount is reflected in “All Other Compensation.”

(3)	Mr. Golden resigned as President and Chief Executive Officer on January 15, 2013. Mr. Golden’s “All Other Compensation” in 2013 consisted of $695,288 paid as severance and termination benefits and the balance consisted primarily of employer matching contributions to the 401(k) plan.

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(4)	Mr. Stec was named President of Hampshire Brands on August 13, 2012, the date he became an employee of the Company.

NARRATIVE DISCLOSURE RELATING TO SUMMARY COMPENSATION TABLE

Buxbaum Stock Option Grant

On July 17, 2013, the Compensation Committee of the Board of Directors of the Company granted a total of 1,000,000 non-qualified options to purchase the Company’s common stock to Mr. Buxbaum under the Stock Plan (the “Option Grant”).

The exercise prices of the options under the Option Grant are as follows:

•	250,000 options have an exercise price of $4.50 per share;
•	250,000 options have an exercise price of $6.75 per share;
•	150,000 options have an exercise price of $9.00 per share;
•	125,000 options have an exercise price of $11.25 per share;
•	125,000 options have an exercise price of $13.50 per share; and
•	100,000 options have an exercise price of $15.75 per share.

The options will expire on June 30, 2023, unless terminated sooner in accordance with the terms of the Stock Plan.

Unless terminated prior to vesting, the options will vest on the following schedule. For clarity, each group of options at a common exercise price is referred to herein as an “option group.”

●            20% of the options in each option group will vest upon the first anniversary of the date of grant;

●            An additional 20% of the options in each option group will vest upon the earlier to occur of (i) the second anniversary of the date of grant or (ii) the achievement by the Company of at least $5 million of trailing twelve months Adjusted EBITDA;

●            An additional 20% of the options in each option group will vest upon the earlier to occur of (i) the third anniversary of the date of grant or (ii) the achievement by the Company of at least $7.5 million of trailing twelve months Adjusted EBITDA;

●            An additional 20% of the options in each option group will vest upon the earlier to occur of (i) the fourth anniversary of the date of grant or (ii) the achievement by the Company of at least $10 million of trailing twelve months Adjusted EBITDA; and

●            An additional 20% of the options in each option group will vest upon the earlier to occur of (i) the fifth anniversary of the date of grant or (ii) the achievement by the Company of at least $12.5 million of trailing twelve months Adjusted EBITDA.

For purposes of the Option Grant: (i) the phrase “trailing twelve months Adjusted EBITDA” means the (a) earnings before interest taxes depreciation and amortization (“EBITDA”) of the Company less (b) the amount of Acquired Base EBITDA (defined below), in each case, for the twelve full calendar months prior to the date such amount is being measured, as calculated by the Company on a monthly basis and (ii) the phrase “Acquired Base EBITDA” means an amount equal to the aggregate amount of EBITDA of the Company attributable to all businesses acquired by the Company (whether by asset purchase, equity purchase, merger or otherwise), since the date of grant, all as determined by the Company.

The Compensation Committee reserves the right to adjust the Adjusted EBITDA thresholds set forth above to reflect sales and other dispositions of the assets of the Company that occur after the date of grant.

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Generally, unvested options will be subject to forfeiture upon Mr. Buxbaum’s termination with the Company for any reason. Notwithstanding the foregoing, in the event of Mr. Buxbaum’s termination with the Company prior to the expiration date for any reason other than by the Company for cause, as defined in the Stock Plan, and if, for the twelve months ended as of the anniversary of the date of grant following such termination, the Company achieves trailing twelve months Adjusted EBITDA at a level that would have, in the absence of such termination, resulted in the vesting of additional options pursuant to the vesting schedule above, such additional options will become vested options and will remain exercisable until the earlier of the expiration date and the date that is 90 days after the anniversary of the date of grant following such termination.

Golden Employment Agreement

Mr. Golden’s employment with us during 2012 was governed by the terms of an amended and restated employment agreement dated May 2, 2011, pursuant to which he served as our President and Chief Executive Officer and received a base salary of $450,000 per year. Mr. Golden was also eligible to receive an annual bonus based on a bonus program established from time to time by our Compensation Committee. The amended and restated employment agreement provided, subject to his execution of a release of claims, for specified severance benefits upon a termination of employment by the Company (other than for cause or due to Mr. Golden’s disability) or by Mr. Golden for good reason. Mr. Golden agreed not to solicit any of our customers or personnel during his employment and for one year following any termination of his employment. In addition, Mr. Golden also agreed to customary confidentiality restrictions for an indefinite period following any termination of his employment.

On January 15, 2013, Mr. Golden resigned as Chief Executive Officer of the Company. On January 18, 2013, the Company entered into a Separation, Consulting and Release Agreement with Mr. Golden (the “Separation Agreement”). In exchange for Mr. Golden agreeing to a general release of claims in favor of the Company and customary indefinite mutual non-disparagement restrictions, the Separation Agreement provided that Mr. Golden would receive the following severance payments and benefits: (i) an amount equal to 18 months’ of his base salary, payable as (x) four months’ base salary on or about each of January 18, 2013, February 15, 2013, March 15, 2013, and April 15, 2013, and (y) two months’ base salary on or about the earlier of May 15, 2013 and the resolution of certain on-going litigation regarding the Company’s lease of its headquarters in New York, New York, (ii) reimbursement for his COBRA premiums for a period of up to six months, and (iii) the right to “net exercise” his vested stock options. Mr. Golden agreed to remain bound by the nonsolicitation and confidentiality restrictions contained in the amended and restated employment agreement.

Gren Employment Agreement

Mr. Gren’s employment with us during 2013 was governed by the terms of an employment agreement dated June 13, 2011, which was amended and restated on July 25, 2013. Under the amended agreement, Mr. Gren continues to serve as President and General Manager of Rio Garment and President of Hampshire International. Mr. Gren is entitled to an annual base salary of $479,000 under the amended agreement and is eligible for an annual incentive bonus award determined by our Compensation Committee in respect of each fiscal year (with a target bonus of 50% of his base salary and a maximum bonus of 150% of his base salary). The annual incentive bonus is comprised of three performance criteria which are evaluated independently and weighted, as provided in the employment agreement. The annual incentive bonus is subject to Mr. Gren’s continuous employment through the payment date. The employment agreement provides, subject to execution of a release of claims, for the following severance benefits upon a termination of employment by the Company (other than for cause or due to Mr. Gren’s disability) or by Mr. Gren for good reason: (i) continuation of his then current base salary for a period of 18 months, payable pursuant to our customary payroll practices, (ii) any earned but unpaid annual incentive bonus award for the year prior to the year of termination (payable in the year immediately following such termination in accordance with normal payroll practices), and (iii) a pro rata portion of any annual incentive bonus award in respect of the year of termination, calculated by multiplying any annual incentive bonus award Mr. Gren would otherwise have been entitled to receive in respect of the year of his termination by a fraction, the numerator of which will be the number of full completed months in the fiscal year of termination elapsed through the date of termination, and the denominator of which will be 12. Mr. Gren has agreed not to compete or solicit any of our customers or personnel during his employment and for a period of 18 months following any termination of his employment. In addition, Mr. Gren has also agreed to customary confidentiality restrictions for an indefinite period following any termination of his employment.

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Stec Employment Agreement

Mr. Stec’s employment with us during 2013 was governed by the terms of an employment agreement dated August 13, 2012, pursuant to which Mr. Stec serves as President of Hampshire Brands. Under the agreement, Mr. Stec is entitled to an annual base salary of $350,000 and is eligible for an annual incentive bonus award determined by our Compensation Committee in respect of each fiscal year. The annual incentive bonus is subject to Mr. Stec’s continuous employment through the payment date. The employment agreement provides subject to execution of a release of claims, for continuation of his then current base salary for a period of six months, payable pursuant to our customary payroll practices, upon termination of employment by the Company (other than for cause or due to Mr. Stec’s death or disability). Mr. Stec has agreed to a non-competition covenant during his employment and for a period of 12 months following any termination of his employment. Mr. Stec has also agreed not to solicit any of our customers or personnel during his employment and for a period of 24 months following any termination of his employment. In addition, Mr. Stec has also agreed to customary confidentiality restrictions for an indefinite period following any termination of his employment.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning equity awards that were outstanding as of December 31, 2013 for each of our named executive officers. There were no stock awards outstanding as of December 31, 2013.

Outstanding Equity Awards at Fiscal Year-End Table

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date

Paul M. Buxbaum(1)	6,750	6,750	2.05	3/30/2022
	—	250,000	4.50	6/30/2023
	—	250,000	6.75	6/30/2023
	—	150,000	9.00	6/30/2023
	—	125,000	11.25	6/30/2023
	—	125,000	13.50	6/30/2023
	—	100,000	15.75	6/30/2023
Heath L. Golden	—	—	—	—
David L. Gren(2)	45,000	45,000	2.05	3/30/2022
Robert S. Stec(2)	45,000	45,000	3.48	8/13/2022

(1)	Mr. Buxbaum was granted 13,500 stock options on March 30, 2012. Twenty-five percent (25%) of such options vested and became exercisable on December 31st of each of 2012 and 2013 and another twenty-five percent (25%) will vest and become exercisable on December 31st of each of 2014 and 2015. Mr. Buxbaum was granted an aggregate of 1,000,000 stock options on July 17, 2013 with exercise prices ranging from $4.50 per share to $15.75 per share. Twenty percent (20%) of such options will vest and become exercisable on July 17, 2014 and another twenty percent (20%) will vest and become exercisable on July 17th of each of 2015, 2016, 2017 and 2018, or if earlier, upon achievement by the Company of the applicable Adjusted EBITDA targets.

(2)	Of the original grant of 90,000 stock options, twenty-five percent (25%) vested and became exercisable on December 31st of each of 2012 and 2013 and another twenty-five percent (25%) will vest and become exercisable on December 31st of each of 2014 and 2015.

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Stock Plan

The Stock Plan is designed to assist us in attracting, retaining, motivating and rewarding key employees, officers, directors and consultants, and promoting the creation of long term value for stockholders of the Company by closely aligning the interests of these individuals with those of our stockholders. The Stock Plan permits us to award eligible persons nonqualified stock options, restricted stock and other stock-based awards. In connection with the adoption of the Stock Plan, the Board authorized 880,000 shares of common stock under the Stock Plan.

On July 17, 2013, the Board of Directors adopted an amendment to the Stock Plan to increase the total number of shares of the Company’s common stock available for issuance under the Stock Plan by 1,000,000 shares. As a result of the amendment, the total number of shares of the Company’s common stock authorized for issuance under the Stock Plan is 1,880,000 shares. As of April 25, 2014, there were 329,282 shares of common stock available for issuance as awards under the Stock Plan.

NON-BINDING ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

(Proposal 2)

In accordance with Section 14A of the Exchange Act, we ask our stockholders to vote to approve, on an advisory and on a non-binding basis, the compensation of our named executive officers as disclosed in this Proxy Statement. Because your vote is advisory, it will not be binding on our Board, our Compensation Committee, or the Company, and we will not be required to take any action as a result of the outcome of the vote on this proposal. However, the Board values the opinion of our stockholders, and the Compensation Committee will carefully consider the voting results and take them into consideration when making future decisions regarding executive compensation arrangements.

Our Compensation Committee believes that the success of our Company depends on attracting and retaining executives with superior talent and the skills necessary to grow our business. The Compensation Committee also believes that executive compensation should be designed to motivate the creation of value and reward executives for such value creation. Our compensation programs have been designed to compensate our named executive officers, fairly and competitively, primarily through a mix of: (i) base salary, which is reviewed on an annual basis, except to the extent otherwise provided for in an applicable employment agreement; (ii) annual bonuses, which are based on the achievement of the Company’s performance objectives; and (iii) equity compensation through restricted stock or option grants. In determining the levels and mix of compensation, the Compensation Committee does not generally rely on formulaic guidelines but rather maintains a flexible compensation program that allows it to adapt components and levels of compensation to motivate and reward individual executives within the context of our desire to attain certain strategic and financial goals.

For these reasons, the Board of Directors requests that you approve the Company's executive compensation policies and practices for our named executive officers as described in this Proxy Statement pursuant to the SEC disclosure rules, the executive compensation tables and narrative discussions.

Stockholders are being asked to approve the following advisory resolution:

RESOLVED, that the compensation paid to the named executive officers of the Company, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion is hereby APPROVED.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote is required to approve the compensation of our named executive officers.

The Board of Directors recommends a vote approving, on a non-binding and on an advisory basis, the compensation of our named executive officers as described in this Proxy Statement.

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REPORT OF AUDIT COMMITTEE

The Audit Committee of the Board of Directors, which consists entirely of directors who meet the independence and experience requirements of the SEC for service on an audit committee, has furnished the following report:

The Audit Committee assists the Board in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. This committee’s role and responsibilities are set forth in our charter adopted by the Board, which is available on our website at www.hamp.com. This committee reviews and reassesses our charter annually and recommends any changes to the Board for approval. The Audit Committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention and oversight of the work of Elliott Davis, LLC. In fulfilling its responsibilities for the financial statements for fiscal year December 31, 2013, the Audit Committee took the following actions:

• Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2013 with management and Elliott Davis, LLC, our independent registered public accounting firm;

• Discussed with Elliott Davis, LLC the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T, relating to the conduct of the audit; and

• Received written disclosures and the letter from Elliott Davis, LLC regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board regarding communications with the Audit Committee, and the Audit Committee further discussed Elliott Davis, LLC’s independence. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

Based on the Audit Committee’s review of the audited financial statements and discussions with management, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 for filing with the SEC.

Members of the Audit Committee

Benjamin C. Yogel, Chairman
Bobby Melnick
Frank Tworecke

AUDIT COMMITTEE’S PRE-APPROVAL POLICIES AND PROCEDURES

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor. Prior to engagement of the independent registered accounting firm for the next year’s audit, management will submit a listing of services expected to be rendered during that year for each of our categories of services to the Audit Committee for approval.

1. AUDIT SERVICES include audit work performed in the preparation of financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, including comfort letters, statutory audits and attest services and consultation regarding financial accounting and/or reporting standards.

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2. AUDIT-RELATED SERVICES are for assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions, sales and disposals, employee benefit plan audits and special procedures required to meet certain regulatory requirements.

3. TAX RELATED SERVICES include all services performed by the independent auditor’s tax personnel except those services specifically related to the audit of the financial statements, and include the areas of tax compliance, tax planning and tax advice.

4. OTHER SERVICES are those associated with services not captured in the above categories. The Company generally does not request such services from the independent registered accounting firm.

Prior to engagement, the Audit Committee obtains detailed information as to the particular services to be provided, and then completes its pre-approval process. The fees are budgeted and the Audit Committee requires the independent registered accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered accounting firm. The Audit Committee may delegate pre-approval authority to one or more of its members. The members to whom such authority is delegated must report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

All work performed by Elliott Davis, LLC as described in the “Audit Fees” section under the captions Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees was approved or pre-approved by the Audit Committee in accordance with the policies and procedures set forth above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

To our knowledge, all reports which were required to be filed by our directors, executive officers and ten percent stockholders pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, during 2013 were filed on a timely basis, except Mr. Darwin did not timely file an initial statement of beneficial ownership of securities on Form 3.

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The Board of Directors is committed to upholding the highest legal and ethical conduct in fulfilling its responsibilities and recognizes that related party transactions can present a heightened risk of potential or actual conflicts of interest. Current rules define a related party transaction to include any transaction, arrangement or relationship in which the company is a participant and in which any of the following persons has or will have a direct or indirect interest:

(a)	An executive officer, director or director nominee of the company;

(b)	Any person who is known to be the beneficial owner of more than 5% of the company’s common stock;

(c)	Any person who is an immediate family member (as defined under Item 404 of Regulation S-K) of an executive officer, director or director nominee or beneficial owner of more than 5% of the Company’s common stock; or

(d)	Any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person, together with any other of the foregoing persons, has a 5% or greater beneficial ownership interest.

The Audit Committee Charter provides that the Audit Committee must approve all related party transactions entered into by the Company with any of our directors or executive officers.

Agreements with the Buxbaum Group

On January 28, 2013, the Company entered into a letter agreement (the “Letter Agreement”) with Buxbaum Holdings, Inc., d/b/a the Buxbaum Group (“Buxbaum Group”). Pursuant to the Letter Agreement, as amended, the Buxbaum Group provided certain restructuring and advisory consulting services, including providing the services of Paul Buxbaum to serve as the Company’s Chief Executive Officer, in exchange for a fee of $75,000 per month during the period commencing on January 16, 2013 and ending on July 16, 2013.

On July 18, 2013, the Company entered into a Management Agreement (the “Management Agreement”) with the Buxbaum Group. The Management Agreement replaced the Letter Agreement.

Pursuant to the Management Agreement, the Buxbaum Group provides management, advisory and consulting services to the Company, solely through Mr. Buxbaum. Mr. Buxbaum will consult with the Board of Directors of the Company and management of the Company and its subsidiaries in such manner and on such business and financial matters as may be reasonably requested from time to time by the Board, including but not limited to: (i) supervising the operations of the Company and its subsidiaries in accordance with policies established by the Board and usual and customary standards of efficient operation and maintenance; (ii) assisting in the preparation of operating budgets and business plans; (iii) advising and assisting the Company and its subsidiaries regarding their corporate and financial structure; (iv) advising and assisting the Company and its subsidiaries in formulating long-term business strategies; (v) advising and assisting the Company in securing equity and/or debt financing and negotiating and structuring the terms of such financing; (vi) assisting the Company and its subsidiaries with controlled mergers and acquisitions with, and of, third party entities; and (vii) responding to Board requests concerning, and perform any other management services incidental to, the foregoing, or any other management or advisory services reasonably requested by the Board from time to time and to which the Buxbaum Group agrees.

As part of the Management Agreement, the Buxbaum Group will continue to supply the services of Mr. Buxbaum, who will serve as President and Chief Executive Officer of the Company (together with such other position or positions consistent with Mr. Buxbaum’s title as the Board and Mr. Buxbaum agree from time to time) and will have such duties and responsibilities commensurate with such title. If requested, Mr. Buxbaum will serve as Chairman of the Board and a director of the Company and as an officer and/or director of any other member of the Company and its subsidiaries, in each case without additional compensation.

The term of the Management Agreement commenced on July 16, 2013 and, unless terminated sooner as provided in the Management Agreement, will continue during the period ending on the close of business on December

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31, 2014. Thereafter, the term will be automatically extended, without further action by the Company or the Buxbaum Group, by one additional year, first on the expiration of the initial term, and then on each subsequent anniversary thereafter, unless, not less than 60 days prior to the end of the term (including any extension thereof), either the Buxbaum Group or the Company will have notified the other in writing of its intention not to further extend the term.

The Buxbaum Group will be paid an annual fee of $450,000. In addition, the Buxbaum Group will be eligible to receive an annual incentive fee determined in the sole discretion of the Compensation Committee of the Board. Mr. Buxbaum is entitled to receive such equity awards as the Compensation Committee of the Board may determine in its sole discretion from time to time.

Either party may terminate the Management Agreement at any time upon not less than ten days written notice by one party to the other party; provided, however, that either party may terminate the Management Agreement effective immediately upon written notice to the other party, if such other party is in breach of the Management Agreement. Upon termination of the Management Agreement by the Company without Cause (as defined in the Management Agreement), or upon termination of the Management Agreement by the Buxbaum Group for Good Reason (as defined in the Management Agreement), the Buxbaum Group will be entitled to the annual fee, and reimbursement for the cost of all medical benefits for Mr. Buxbaum and his family, for a period of three months after the date of termination of the Management Agreement.

“Cause” is defined in the Management Agreement with respect to Mr. Buxbaum to mean (1) the conviction or plea of guilty or nolo contendere with respect to a felony (other than a DUI or similar felony), or the commission of a crime involving moral turpitude, or the commission of any other material act or omission involving misappropriation, embezzlement, dishonesty or fraud with respect to the Company; (2) the substantial and repeated failure to perform the duties prescribed to him by the Buxbaum Group consistent with the Management Agreement as reasonably directed in writing by the Company’s Board of Directors with reasonable specificity continuing beyond 30 days’ prior written notice of such failure (which notice shall set forth in reasonable detail the facts or circumstances constituting such failure); (3) willful misconduct or breach of fiduciary duty with respect to the Company; or (4) any other material breach of the Management Agreement which is not cured (to the extent curable) within thirty (30) days after written notice thereof to the Buxbaum Group (which notice shall set forth in reasonable specificity the facts or circumstances constituting or giving rise to such breach).

“Good Reason” is defined in the Management Agreement to mean any material breach by the Company of the Management Agreement; provided a written notice must be delivered to the Company and the Company will have 30 days after the receipt of such notice during which the Company may cure the occurrence giving rise to the claim for Good Reason termination.

Mr. Buxbaum agreed to a non-competition covenant during the term of the Management Agreement and for a period of three months following any termination of the term of the Management Agreement. Mr. Buxbaum also agreed not to solicit any of the Company’s customers or personnel during the Management Agreement and for a period of one year following any termination of the Management Agreement. In addition, the Buxbaum Group and Mr. Buxbaum also agreed to customary confidentiality restrictions for an indefinite period following any termination of the Management Agreement.

Mr. Buxbaum is required to submit to the Board all business, commercial and investment opportunities or offers presented or otherwise made available to the Buxbaum Group or Mr. Buxbaum at any time during the term of the Management Agreement that relate to the business of the Company. If the Board does not pursue such opportunity or offer, Mr. Buxbaum and/or the Buxbaum Group will be permitted to pursue the opportunity and such pursuit shall not be deemed a breach of the Buxbaum Group’s or Mr. Buxbaum’s duties to the Company (including without limitation any fiduciary duties). The Company acknowledged that from time to time Mr. Buxbaum provides consulting services to certain companies referenced in the Management Agreement (the “Consulting Companies”). Notwithstanding the covenants of Mr. Buxbaum and/or the Buxbaum Group set forth in the Management Agreement, the Company agreed in the Management Agreement that Mr. Buxbaum and/or the Buxbaum Group may continue to provide consulting services to such Consulting Companies and such services will not be a breach of the Management Agreement. In the event that Mr. Buxbaum and/or the Buxbaum Group desires to provide consulting services to any party not referenced in the Management Agreement, Mr. Buxbaum and the Buxbaum Group will obtain the Board’s prior written consent.

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The Company will provide coverage to Mr. Buxbaum in his capacity as a director and officer under the Company’s directors and officers liability insurance policy. The Company will use its commercially reasonable efforts to have the Buxbaum Group named as an insured under the policy.

Acquisition of Rio Garment

On August 25, 2011, pursuant to the terms of the Agreement and Plan of Merger, dated as of June 13, 2011, the Company paid to a representative of the equity holders of Rio, which include a current director and Chairman of the Board, President and Chief Executive Officer, Mr. Buxbaum , a current director, Mr. Yogel (through YIH III, an affiliate of Mr. Yogel), and the current president of Rio Garment, Mr. Gren, on their behalf, a total of $7.0 million in cash, $3.5 million of which was deposited into an escrow account pending certain post-closing purchase price adjustments. Additionally, at closing, the Company issued to the equity holders’ representative an aggregate of $2.6 million of our common stock and held back an additional $6.5 million of Hampshire common stock for potential post-closing purchase price adjustments and indemnification claims.

During 2012, in respect of a net working capital purchase price adjustment, approximately $1.4 million of the escrowed amount was paid to the equity holders’ representative and approximately $0.3 million was released to the Company pursuant to the terms of the Agreement and Plan of Merger. An additional $1.8 million of the escrowed amount was paid to the equity holders relating to Rio’s 2011 “Adjusted EBITDA,” as determined in accordance with the Agreement and Plan of Merger.

Also, an additional installment of purchase price which included contingent consideration in the amount of approximately $6.5 million was to be paid to the sellers based on post-closing purchase price adjustments in accordance with the Merger Agreement. As a result of Rio’s 2011 Adjusted EBITDA multiplied by three equaling or exceeding $23.0 million and the release of certain shares previously being held back in connection with potential tax indemnification claims, during 2012, the Company issued to a representative of the Equityholders a total of $3.0 million of Hampshire common stock pursuant to the terms of the merger agreement. The remaining recorded value of the contingent consideration of $3.5 million approximated fair value at December 31, 2012.

On April 5, 2013, the Company and the former Rio equity holders entered into an Amendment to the Agreement and Plan of Merger, originally dated as of June 13, 2011, as amended on August 15, 2011, August 25, 2011, March 7, 2013 and April 1, 2013. The Amendment to the Agreement and Plan of Merger provided that, among other things, the approximately $3.0 million of contingent consideration which was originally due to the former Rio equity holders within 10 days of the 18 month anniversary of the closing date will be paid no later than the earlier of August 26, 2014 or within five days of an ownership change as defined by Internal Revenue Code Section 382. The Amendment to the Agreement and Plan of Merger also provided that the release of an additional $0.5 million of consideration, which remained contingent upon the absence of certain tax indemnification claims by the Company, would be made no later than the earlier of (i) August 26, 2014 or (ii) the later of (x) September 4, 2013 or (y) within 5 days of an ownership change as defined by Internal Revenue Code Section 382. On July 15, 2013, following an examination of trading activity in the Company’s common stock and certain other corporate actions, the Board determined that on March 7, 2013, the Company underwent an ownership change as defined by Section 382 of the Internal Revenue Code. As a result, in the third quarter of 2013, the Company issued to a representative of the former Rio equity holders a total of $3.5 million of common stock (959,429 newly-issued shares) for this contingent consideration.

Amended and Restated Voting Agreement

Pursuant to that certain Amended and Restated Voting Agreement, dated as of April 5, 2013, by and among Mr. Buxbaum, Mr. Yogel (through YIH III, an affiliate of Mr. Yogel), Mr. Gren, BGY II, LLC (collectively, the “Rio Stockholders”) and the Company, the Rio Stockholders must, upon the request of the Company, but only with respect to a certain specified percentage of their shares (the “Subject Shares”) (i) appear at the 2014 Annual Meeting of the Company’s Stockholders, or cause such Subject Shares to be counted as present for the purposes of establishing a quorum at such meeting and (ii) vote, or cause to be voted, all of such Subject Shares in favor of each nominee to the Company’s Board that is nominated for election by the Nominating Committee of the Board (or by any successor committee thereto or by the Board), which includes each of the director nominees set forth in Proposal 1 of this Proxy Statement.

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Under the Amended and Restated Voting Agreement, the Rio Stockholders have appointed the Company as attorney-in-fact with full power of substitution for and on behalf of each such Rio Stockholder to, with respect to the Subject Shares (i) attend any and all meetings of the stockholders of the Company and to be counted as present thereat, including the 2014 Annual Meeting, (ii) vote, express consent or dissent or otherwise act on and behalf of such Rio Stockholder, and (iii) grant or withhold all written consents at any and all meetings of the Company’s stockholders or in connection with any action sought to be taken by written consent without a meeting, in each case with respect to the matters set forth in the above paragraph.

The Amended and Restated Voting Agreement will terminate automatically on August 25, 2015 provided it has not already been terminated prior to such date pursuant to the terms and conditions set forth therein.

Stockholder Rights Agreement

The Company and the Rio Stockholders are also each party to that certain Stockholder Rights Agreement, dated as of August 25, 2011, as amended on April 5, 2013, under which the Board of the Company is currently obligated, among other things, to take such action as may be necessary to nominate two members of the Board that are designated by certain of the Rio Stockholders. Such nominees, with respect to the election of directors to occur at the 2014 Annual Meeting, are Mr. Buxbaum and Mr. Yogel. In addition, the Rio Stockholders have the right to have one of their designees on each committee of the Board, subject to certain limitations. That designee is Mr. Yogel.

Screen Printing Services

The Company paid approximately $0.8 million and $0.2 million for screen printing services to Deep South Holding Company, a vendor of which Mr. Gren is a 50% owner and Vice President, for the years ended December 31, 2013 and 2012, respectively. Accounts payable to this vendor were $28,000 and $6,000 as of December 31, 2013 and 2012, respectively.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal 3)

The Audit Committee has appointed Elliott Davis, LLC (“Elliott Davis”), as our independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2014. Elliott Davis was engaged as the Company’s independent registered public accounting firm for the fiscal years ended December 31, 2013 and 2012, and to perform procedures related to the financial statements included in the Company’s quarterly report on Form 10-Q for the third quarter of 2012. Representatives of Elliott Davis will be present at the meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

During the fiscal year ended December 31, 2011 and through September 18, 2012, the date of the appointment of Elliott Davis, the Company did not consult Elliott Davis with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events as defined in Item 304(a)(2)(i) and (ii) of the SEC’s Regulation S-K.

On September 18, 2012, the Company dismissed BDO USA, LLP (“BDO”) as the Company’s independent registered public accounting firm. The decision to dismiss BDO was recommended and approved by the Audit Committee of the Board of Directors as part of the Company’s continuing effort to reduce costs and expenses while maintaining an equivalent level of audit quality and services.

The audit reports of BDO in respect of the Company’s consolidated financial statements for the fiscal years ended December 31, 2011 and 2010 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2011 and December 31, 2010, and during the period from the end of the most recently completed fiscal year through September 18, 2012, the date of the dismissal of BDO, there were no disagreements with BDO regarding any matter of accounting principles or practices, financial statement disclosure, or auditing scope or

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procedures, which disagreements, if not resolved to the satisfaction of BDO would have caused it to make reference to such disagreements in its reports. During the years ended December 31, 2011 and 2010, and through September 18, 2012, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided BDO with a copy of the disclosure contained in its Current Report on Form 8-K dated September 21, 2012 and requested that BDO furnish the Company with a letter addressed to the SEC stating whether BDO agreed with the above statements. A copy of that letter, dated September 18, 2012, is filed with the Company’s Current Report on Form 8-K dated September 21, 2012.

The aggregate fees for professional services rendered for the Company by Elliott Davis for the years ended December 31, 2013 and 2012 were:

	2013	2012
Audit fees	$200,230	$136,465
Audit related fees	38,000	—
Tax fees	25,500	1,500
All other fees	—	—
Total	$263,730	$137,965

Audit Fees

The aggregate fees of Elliott Davis for professional services for the audit of our annual consolidated financial statements as of and for the years ended December 31, 2013 and 2012 and for the review of our unaudited consolidated financial statements for 2013 and the third quarter of 2012 were $190,000 and $127,500, respectively, and expenses related thereto were $10,230 and $8,965, respectively.

Audit Related Fees

Audit related fees for 2013 of $38,000 consisted of services for due diligence and audit research. There were no audit related services in 2012.

Tax Fees

Fees for tax related services rendered by Elliott Davis were $25,500 and $1,500 for 2013 and 2012, respectively.

All Other Fees

There were no other fees billed for 2013 and 2012.

In the event the stockholders do not ratify the appointment of Elliott Davis, LLC as our independent registered public accounting firm, the Audit Committee may reconsider its appointment. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote is required to ratify the appointment of our independent registered public accounting firm.

The Board of Directors recommends a vote to ratify the appointment of Elliott Davis, LLC as our independent registered public accounting firm, and proxies solicited by the Board will be voted in favor of such ratification unless a stockholder indicates otherwise on the proxy.

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OTHER MATTERS

The Board of Directors knows of no other business which will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies will be voted in accordance with the judgment of the persons named therein.

New York, New York

April 30, 2014

Our Annual Report on Form 10-K, which includes our financial statements for the fiscal year ended December 31, 2013, and which provides additional information about us, can be found on the website of the SEC at www.sec.gov. It is also available on our website at www.hamp.com. You may obtain from us a printed copy of our Annual Report on Form 10-K, including our financial statements, free of charge, by sending a written request to: Chief Financial Officer, Hampshire Group, Limited, 1924 Pearman Dairy Road, Anderson, South Carolina, 29625. Exhibits will be provided upon written request and payment of an appropriate processing fee.

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HAMPSHIREGROUP

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on June 12, 2014.

Vote by Internet

- Go to **www.envisionreports.com/HAMP**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote "FOR" the Election of Directors, "FOR" Item 2 and "FOR" Item 3.

1. ELECTION OF DIRECTORS

Nominees: 01 - Paul M. Buxbaum; 02 - Bobby Melnick; 03 - Robert C. Siegel; 04 - Frank Tworecke; 05 - Benjamin C. Yogel

☐ **Mark here to vote FOR all nominees**

☐ **Mark here to WITHHOLD vote from all nominees**

☐ **For All EXCEPT** - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right. 01 ☐ 02 ☐ 03 ☐ 04 ☐ 05 ☐

	For	Against	Abstain
2. Non-binding advisory vote on the compensation of our named executive officers.	☐	☐	☐
3. Vote to ratify Elliott Davis, LLC as our independent auditor.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

1 U P X

01U58E

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of stockholders. The Proxy Statement and Annual Report to Stockholders are available at: **www.envisionreports.com/HAMP**.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

HAMPSHIREGROUP

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Proxy — HAMPSHIRE GROUP, LIMITED

Annual Meeting of Stockholders – Thursday, June 12, 2014

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Trey A. Darwin, Vice President, Chief Financial Officer and Secretary, and David Price, Chief Operating Officer, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Hampshire Group, Limited Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the company to be held at the offices of Blank Rome, LLP, The Chrysler Building, 405 Lexington Avenue, New York, New York 10174 on Thursday June 12, 2014 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS, "FOR" ITEM 2, AND "FOR" ITEM 3.

(Continued and to be marked, dated and signed, below)

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. +